                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         DAUPHIN DEPOSIT CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         DAUPHIN DEPOSIT CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                 [LOGO OF DAUPHIN DEPOSIT CORP APPEARS HERE]


                               213 MARKET STREET
                        HARRISBURG, PENNSYLVANIA 17101

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 15, 1996
                APPROXIMATE DATE OF MAILING PROXY STATEMENT AND
                            PROXY TO SHAREHOLDERS:
                                 MARCH 8, 1996

                     USE OF PROXY AND GENERAL INFORMATION

  A Proxy for use in connection with the Annual Meeting of Shareholders of Dauphin Deposit Corporation (herein called the "Corporation") to be held on Monday, April 15, 1996, at 9:00 A.M., at the Harrisburg Hilton & Towers, One North Second Street, Harrisburg, Pennsylvania, is enclosed. This Proxy is solicited by the Board of Directors of the Corporation, and costs of solicitation will be borne by the Corporation. The Corporation has engaged Corporate Investor Communications, Inc., Carlstadt, New Jersey, a proxy solicitation firm, to solicit proxies for the Annual Meeting from brokers and nominees holding Corporation common stock. This solicitation is estimated to cost $4,750 plus reasonable out-of-pocket expenses incurred by the solicitation firm. The Proxy is revocable by the person giving it, by filing with the Secretary of the Corporation either a written notice revoking the Proxy or a duly executed Proxy bearing a later date. Shares of stock of the Corporation represented by properly executed and filed Proxies will be voted in accordance with the specifications of the Proxies. If not otherwise specified, the Proxy will be voted FOR the election as Directors of the 19 nominees named in this Proxy Statement, FOR approval of an amendment to the Corporation Employee Stock Purchase Plan increasing the number of shares of Common Stock which may be issued under the Plan, as described on pages 17 to 20 hereof, and FOR approval of the Corporation 1996 Non-Employee Directors' Stock Plan, as described on pages 20 to 22 hereof, and upon the transaction of such other business as properly may come before the meeting, in accordance with the best judgment of the persons appointed as Proxies.

                OUTSTANDING STOCK AND PRINCIPAL HOLDERS THEREOF

  As of February 26, 1996, there were 30,600,985 shares of common stock of the Corporation issued and outstanding and entitled to vote, having a par value of $5.00 per share (the "Common Stock"). Only those shareholders of record at the close of business on February 26, 1996 will be entitled to receive notice of, and to vote at the Annual Meeting of Shareholders of the Corporation. Each outstanding share is entitled to one vote on all matters. Shareholders do not have the right to vote their shares cumulatively in the election of Directors. A majority of the outstanding Common Stock present in person or by proxy constitutes a quorum for the transaction of business at the Annual Meeting. In the case of the election of Directors, the nominees receiving the highest number of votes, up to the number of Directors to be elected, shall be elected to the Board of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Employee Stock Purchase Plan and the 1996 Non-Employee Directors' Stock Plan. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Annual Meeting.

  As of February 26, 1996, Dauphin Deposit Bank and Trust Company ("Dauphin Bank"), which includes the Bank of Pennsylvania Division, the Valleybank Division, and the Farmers Bank Division, all of the outstanding stock of which is held by the Corporation, held, either directly or by way of its nominees, an aggregate of approximately 6.91% or approximately 2,115,576 shares, of the outstanding Common Stock in its trust department as fiduciary for numerous separate trusts, estates and agency accounts which beneficially own such shares. Of these shares, Dauphin Bank had sole voting power with respect to 1,761,871 shares, shared voting power with respect to 353,705 shares, sole investment power with regard to 997,304 shares and shared investment power with regard to 1,118,272 shares. Pursuant to provisions of the applicable governing instruments and/or in accordance with applicable principles of fiduciary law, Dauphin Bank, as fiduciary, has the right and power exercisable either alone or in conjunction with a co-fiduciary, to vote such shares, either in person or by proxy, for the election, as Directors, of the Board of Directors' nominees, for approval of the amendment to the Employee Stock Purchase Plan and for approval of the 1996 Non-Employee Directors' Stock Plan, so long as such votes are in the best interest of any such trust, estate or agency account and the beneficiaries or principals thereof. Dauphin Bank intends to vote such shares in favor of the election of the Board of Directors' nominees as Directors, for approval of the amendment to the Employee Stock Purchase Plan and for approval of the 1996 Non-Employee Directors' Stock Plan.

  To the best of the Corporation's information and belief, no other person holds beneficially or of record, directly or indirectly, five percent (5%) or more of the outstanding shares of Common Stock.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of February 26, 1996, information relating to beneficial ownership of shares of Common Stock by each of the Corporation's present Directors, each nominee for Director, each named executive officer of the Corporation set forth in the executive compensation tables and all of the Corporation's Directors and executive officers as a group.

   NAME OF BENEFICIAL OWNER                               NUMBER OF SHARES (1)
   ------------------------                               --------------------
   J. Edward Beck, Jr....................................         5,264      (2)
   John R. Buchart.......................................        10,730      (3)
   Robert L. Fryer, Jr...................................        13,577
   James O. Green........................................        45,574      (4)
   Derek C. Hathaway.....................................         1,039
   Alfred G. Hemmerich...................................         1,886
   Lee H. Javitch........................................        23,860      (5)
   Christopher R. Jennings...............................        80,947
   Richard E. Jordan, II.................................         3,309      (6)
   William J. King.......................................       194,689      (7)
   William T. Kirchhoff..................................        42,433      (8)
   Lawrence J. LaMaina, Jr...............................        85,812      (9)
   Andrew Maier, II......................................         7,048     (10)
   James E. Marley.......................................         1,030
   Robert F. Nation......................................        42,000     (11)
   Elmer E. Naugle.......................................        41,688
   Richard W. Payne......................................           500     (12)
   Walter F. Raab........................................        10,000
   Paul C. Raub..........................................        30,113     (13)
   Henry W. Rhoads.......................................        48,458     (14)
   Jean D. Seibert.......................................       150,565     (15)
   Paul B. Shannon.......................................        38,444     (16)
   R. Champlin Sheridan, Jr..............................        17,711     (17)
   L. Andrew Zausner.....................................       173,600     (18)
   All Directors and Executive Officers as a Group
    (29 in number, including those listed above).........     1,142,394

--------
 (1) Except as otherwise stated in the following notes, each named individual has sole voting and investment power over the shares listed opposite his or her name. Each Director and executive officer owns less than 1% of the Corporation's outstanding Common Stock. All Directors and executive officers as a group owned 3.71% of the outstanding Common Stock. The amounts shown include the following shares of Common Stock which the named executive officers and all executive officers as a group have the right to acquire within 60 days of February 26, 1996 through the exercise of stock options granted pursuant to the Corporation's Stock Option Plan of 1986: Mr. Jennings (69,048), Mr. Fryer (-0-), Mr. LaMaina (37,810),
     Mr. Shannon (28,981), Mr. Payne (-0-) and all executive officers as a group (186,414). Non-employee Directors are not eligible to participate in the Stock Option Plan of 1986.
 (2) Includes 3,836 shares held jointly with spouse and 1,000 shares held in trust for benefit of Mr. Beck.
 (3) Includes 500 shares held directly by spouse and 7,374 shares held by a corporation of which Mr. Buchart is a controlling person.
 (4) Includes 37,300 shares held in trust for benefit of Mr. Green.
 (5) Includes 1,260 shares held as co-trustee.
 (6) Includes 3,148 shares held in trust for benefit of Mr. Jordan.
 (7) Includes 2,014 shares held directly by spouse and 143,200 shares which Mr. King may acquire upon the exercise of outstanding stock options.
 (8) Includes 1,206 shares held directly by spouse and 30,000 shares held by profit sharing plan of a corporation of which Mr. Kirchhoff is a controlling person.
 (9) Includes 48,002 shares held jointly with spouse.
(10) Includes 4,000 shares held in trust for benefit of Mr. Maier and his spouse.
(11) Includes 10,500 shares held directly by spouse.
(12) Shares listed are held by spouse for benefit of children under Uniform Gifts to Minors Act.
(13) Includes 15,057 shares held directly by spouse.
(14) Includes 4,148 shares held directly by spouse and 24,200 shares held as co-trustee.
(15) Includes 7,814 shares held for benefit of children under Uniform Gifts to Minors Act.
(16) Includes 9,463 shares held jointly with spouse.
(17) Includes 1,809 shares held jointly with spouse and 2,531 shares held directly by spouse.
(18) Includes 169,200 shares held as co-trustee.

                             ELECTION OF DIRECTORS

  The By-Laws of the Corporation authorize the Board of Directors to fix the number of Directors to be elected each year, provided that such number will not be less than 5 nor more than 30. In accordance with the By-Laws, the Board of Directors has fixed the number of Directors to be elected at 19. The persons named in the enclosed Proxy intend to exercise the authority conferred therein to vote in favor of the election as Directors of the 19 nominees listed below (or a lesser number if any named nominees are unavailable for election) if no contrary instruction is given on the Proxy. The Board of Directors does not know of any reason for such unavailability by a nominee. All nominees presently are Directors of the Corporation, except for Messrs. Beck, Buchart, Jordan and Zausner, each of whom presently is a member of the Dauphin Bank Board of Directors. Each Director elected at the Annual Meeting of Shareholders will, in the absence of resignation, removal or disqualification, serve for one year from the Annual Meeting and until his or her successor is duly elected and qualifies. There are no present Directors of the Corporation whose terms of office extend beyond the Annual Meeting of April 15, 1996 and each Director of the Corporation stands for election each year. The information given below has been furnished by the nominees for the benefit of the shareholders.

                                                POSITION WITH CORPORATION (OTHER
                                               THAN AS DIRECTOR), IF ANY, PRESENT
                         DIRECTOR              PRINCIPAL OCCUPATION AND PRINCIPAL
NAME AND AGE              SINCE*                 OCCUPATION FOR PAST FIVE YEARS
------------             -------- ------------------------------------------------------------
J. Edward Beck, Jr......          President, Chief Executive Officer and Director of Bitrek
 47                               Corporation (manufacturer of pipe fittings).

                                            POSITION WITH CORPORATION (OTHER
                                           THAN AS DIRECTOR), IF ANY, PRESENT
                           DIRECTOR        PRINCIPAL OCCUPATION AND PRINCIPAL
 NAME AND AGE               SINCE*           OCCUPATION FOR PAST FIVE YEARS
 ------------              -------- ------------------------------------------------
 John R. Buchart..........          President (1992 to date) of Space Leasing, Inc.,
  57                                formerly, Chairman of the Board of Rotz
                                    Associates, Inc. (commercial real estate
                                    broker).
 Robert L. Fryer, Jr......   1995   President and Chief Operating Officer (February,
  47                                1995 to date) of the Corporation; Chairman of
                                    the Board, President and Chief Executive Officer
                                    (1991 to date) of Hopper Soliday & Co., Inc.;
                                    formerly, President, W. H. Newbold's Son &
                                    Co./Hopper Soliday & Co., Inc.
 James O. Green...........   1984   Retired, formerly Chairman of the Board (1983 to
  71                                1986) Green's Dairy Inc.
 Derek C. Hathaway........   1995   Chairman of the Board, President and Chief
  51 c                              Executive Officer (1994 to date) and President
                                    and Chief Operating Officer (1991 to 1994) of
                                    Harsco Corporation (diversified products
                                    manufacturer); Director, PP&L Resources, Inc.
                                    and Pennsylvania Power & Light Company.
 Alfred G. Hemmerich......   1983   Retired October 1, 1993, formerly President
  67 a,b                            (1990 to October, 1993) Green Hills Management
                                    Company (real estate development); Vice
                                    President (1977 to 1990), Gilbert/Commonwealth,
                                    Inc. (consulting engineers).
 Lee H. Javitch...........   1982   Private Investor; formerly Chairman of the Board
  64 b,c                            and Chief Executive Officer of Giant Food
                                    Stores, Inc., Carlisle, Pennsylvania.
 Christopher R. Jennings..   1987   Chairman of the Board, Chief Executive Officer
  52                                and Chairman of the Executive Committee
                                    (January, 1995 to date) of the Corporation and
                                    Dauphin Bank; President (1987 to 1994) and Chief
                                    Operating Officer (May, 1992 to January, 1995)
                                    of the Corporation.
 Richard E. Jordan, II....          Chairman of the Board (1992 to date) of L. B.
  48                                Smith, Inc. (heavy equipment distributor and
                                    auto dealership) and President (1986 to 1992) of
                                    Smith Land & Improvement Corp.
 William J. King..........   1980   Retired, January, 1995, formerly Chairman of the
  66                                Board (1987 to 1994), Chief Executive Officer
                                    (1986 to 1994), Chairman of Executive Committee
                                    (1982 to 1994) of Dauphin Bank and the
                                    Corporation.
 William T. Kirchhoff.....   1979   Executve Vice President, Cleveland Brothers
  54                                Equipment Company, Inc. (sale of construction
                                    equipment).
 Lawrence J. LaMaina, Jr..   1992   Vice Chairman of the Corporation (1992 to date),
  61                                President of the Southern Division of Dauphin
                                    Bank (1994 to date), formerly, Chairman,
                                    President and Chief Executive Officer of Farmers
                                    Bank and Trust Company.

                                            POSITION WITH CORPORATION (OTHER
                                           THAN AS DIRECTOR), IF ANY, PRESENT
                            DIRECTOR       PRINCIPAL OCCUPATION AND PRINCIPAL
 NAME AND AGE                SINCE*          OCCUPATION FOR PAST FIVE YEARS
 ------------               -------- ----------------------------------------------
 Andrew Maier, II..........   1995   President, Maier's Bakery, Reading,
  46                                 Pennsylvania.
 Robert F. Nation..........   1978   President, Penn Harris Company (owner and
  69 b                               operator of motor inns); Director of Harsco
                                     Corporation.
 Elmer E. Naugle ..........   1982   Retired 1987, formerly fiscal officer,
  71 a                               Shippensburg State University.
 Walter F. Raab............   1977   Director and member of the Executive Committee
  71 a,b                             of the Board of Directors of AMP Incorporated
                                     (manufacturer of electrical components);
                                     Chairman and Chief Executive Officer of AMP
                                     Incorporated (1982 to 1990); Director of Air
                                     Products and Chemicals, Inc. and the Harris
                                     Corporation.
 Jean D. Seibert...........   1994   Attorney and Partner, Wion, Zulli & Seibert.
  48
 R. Champlin Sheridan, Jr..   1992   Chairman of The Sheridan Group, Inc.
  66 b                               (publication and book printers).
 L. Andrew Zausner.........          Attorney and Partner, Dickstein, Shapiro &
  46                                 Morin.

--------
Notes:
* Does not include period, if any, served as Director of other banks merged with Dauphin Bank or acquired by the Corporation.

  a. Member of Audit Committee.
  b. Member of Management Development and Compensation Committee.
  c. Member of Corporate Governance Committee.

  Among the functions of the Audit Committee of the Corporation are to: Review and recommend to the Board of Directors the selection of independent auditors of the Corporation; attend meetings with external auditors to review the scope of and the findings of the annual independent audit of the Corporation; review with independent auditors and internal auditors the adequacy and effectiveness of internal accounting and financial controls; review and monitor the activities and reports of the internal auditors; and review reports of regulatory agencies having jurisdiction over the Corporation and its subsidiaries. The Committee held 5 meetings in 1995.

  Among the functions of the Management Development and Compensation Committee of the Corporation are to: Evaluate the performance of the Chief Executive Officer of the Corporation and present its assessment to the full Board of Directors; establish and recommend to the Board of Directors compensation plans and programs for management which clearly align management and shareholder interests; approve stock and cash awards for senior management; evaluate the competitiveness of the stock and cash incentive compensation programs for non-employee directors and management; review the competitiveness and appropriateness of compensation and benefits offered to executives and other employees; and review the adequacy of management development and succession plans. The Committee held 5 meetings in 1995.

  Among the functions of the Corporate Governance Committee of the Corporation are to: Act as the nominating committee of the Corporation and Dauphin Bank; perform an annual evaluation of director performance; review director compensation and retirement policy; evaluate the nature and quality of information flowing between the Board of Directors, management and the shareholders; recommend the responsibility and function of the Board of Directors and its committees; and advise the Chairman of the Board on the appointment of Committee chairmen. The Committee held 4 meetings in 1995.

  The Board of Directors of the Corporation held 8 meetings during 1995. All of the Directors of the Corporation attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors of the Corporation (held during the period which they served as a Director) and (2) the total number of meetings held by all committees of the Board of Directors of the Corporation on which they served (during the periods that they served), except Mr. Walter F. Raab, who attended 73.68% of the meetings held.

                            EXECUTIVE COMPENSATION

  The following table shows, for the fiscal years ending December 31, 1993, 1994 and 1995, the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Corporation and to each of the other four most highly compensated executive officers of the Corporation in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE

                                                         LONG TERM COMPENSATION
                                                       ---------------------------
                 ANNUAL COMPENSATION                         AWARDS        PAYOUTS
------------------------------------------------------ ------------------- -------
          (A)             (B)    (C)     (D)     (E)      (F)       (G)      (H)     (I)
                                                OTHER                                ALL
          NAME                                 ANNUAL  RESTRICTED                   OTHER
          AND                                  COMPEN-   STOCK    OPTIONS/  LTIP   COMPEN-
       PRINCIPAL          YEAR SALARY   BONUS  SATION   AWARD(S)    SARS   PAYOUTS SATION
        POSITION          (1)    ($)   ($) (2)   ($)      ($)     (#) (3)  ($) (4)   ($)
--------------------------------------------------------------------------------------------
Christopher R.
 Jennings,..............  1995 375,000 126,323   --       --       30,000    --     3,884(5)
 Chairman of the Board,   1994 322,875 118,644   --       --       25,000    --     4,056
 Chairman of the
 Executive                1993 307,500 108,228   --       --       20,000    --     4,012
 Committee and Chief
 Executive Officer of
 Dauphin Bank and the
 Corporation
Robert L. Fryer, Jr.,...  1995 340,944 117,902   --       --       25,000    --     4,069(6)
President and Chief       1994     --      --    --       --          --     --       --
Operating Officer of the  1993     --      --    --       --          --     --       --
 Corporation and
 Chairman of the Board,
 President and Chief
 Executive Officer of
 Hopper Soliday & Co.,
 Inc.
Lawrence J. LaMaina,
 Jr.,...................  1995 255,000  74,441   --       --       15,000    --     4,178(7)
 Vice Chairman of the     1994 250,000  91,865   --       --       13,000    --     3,899
 Corporation and          1993 240,750  97,314   --       --       13,000    --     4,272
 President of the
 Southern Division of
 Dauphin Bank
Paul B. Shannon,........  1995 218,000  58,735   --       --       15,000    --     3,264(8)
 Vice Chairman and        1994 210,000  77,167   --       --       15,000    --     3,429
 Chief Credit Policy      1993 200,000  70,392   --       --       15,000    --     3,363
 Officer of the
 Corporation and
 President of Dauphin
 Bank
Richard W. Payne,.......  1995 160,289  77,083   --       --        5,000    --     1,457(9)
 President and            1994     --      --    --       --          --     --       --
 Chief Executive          1993     --      --    --       --          --     --       --
 Officer of Eastern
 Mortgage Services, Inc.

--------
(1) Mr. Fryer and Mr. Payne were not executive officers of the Corporation in 1993 or 1994 and compensation information for those years is not reported.
(2) Reflects bonus earned during the calendar year listed and paid during the next calendar year. $33,333 of the bonus paid to Mr. Payne was paid in 1995 as a one time signing bonus in connection with his employment as an executive officer of Eastern Mortgage Services, Inc.
(3) Non-qualified options to acquire shares of Common Stock.
(4) The Corporation's only long-term incentive plan, other than the Stock Option Plan of 1986, is the 1995 Stock Incentive Plan, which was approved by the shareholders at the 1995 Annual Meeting and is intended to (a) provide competitive incentives that will enable the Corporation to attract, retain, motivate and reward key employees, and (b) give key employees an interest parallel to the shareholders generally. During 1995, the Corporation entered into Performance Share Agreements with certain officers of the Corporation and its subsidiaries, including the named executive officers, which provide for a three year performance cycle. The performance shares granted are subject to certain performance based and continued serviced based conditions on vesting. See the Long Term Incentive Plan Awards Table for the number of performance shares granted to the named executive officers.
(5) Consists of $2,310 in Corporation contributions to the Corporation's 401(k) Savings Plan, $948 in premiums on a term life insurance policy for Mr. Jennings' benefit, and $626, which represents the economic benefit to Mr. Jennings under the Corporation's split dollar life insurance program.
(6) Consists of $2,310 in Corporation contributions to the Corporation's 401(k) Savings Plan and $1,759 in premiums on a term life insurance policy for Mr. Fryer's benefit.
(7) Consists of $2,310 in Corporation contributions to the Corporation's 401(k) Savings Plan, $645 in premiums on a term life insurance policy for Mr. LaMaina's benefit, and $1,223, which represents the economic benefit to Mr. LaMaina under the Corporation's split dollar life insurance program.
(8) Consists of $2,310 in Corporation contributions to the Corporation's 401(k) Savings Plan, $552 in premiums on a term life insurance policy for Mr. Shannon's benefit, and $402, which represents the economic benefit to Mr. Shannon under the Corporation's split dollar life insurance program.
(9) Consists of $1,235 in Corporation contributions to the Corporation's 401(k) Savings Plan and $222 in premiums on a term life insurance policy for Mr. Payne's benefit.

 Stock Options.

  The following table contains information concerning the grant of stock options under the Corporation's Stock Option Plan of 1986 to the Chief Executive Officer and the other four highest compensated executive officers of the Corporation during the year ending December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL
                                                                     REALIZABLE VALUE AT
                                                                       ASSUMED ANNUAL
                                                                    RATES OF STOCK PRICE
                                                                        APPRECIATION
                        INDIVIDUAL GRANTS                            FOR OPTION TERM (1)
------------------------------------------------------------------- ---------------------
          (A)                (B)        (C)        (D)       (E)       (F)        (G)
                            NO. OF      % OF
                          SECURITIES   TOTAL
                            UNDER-    OPTIONS
                            LYING    GRANTED TO  EXERCISE
                           OPTIONS   EMPLOYEES   OR BASE   EXPIRA-
                           GRANTED   IN FISCAL    PRICE      TION
          NAME             (#) (2)      YEAR    ($/SH) (3) DATE (4)  5% ($)     10% ($)
          ----            ---------- ---------- ---------- -------- --------- -----------
Christopher R. Jennings.    30,000     16.76%     $24.00   5/01/05  $ 452,804 $ 1,147,495
Robert L. Fryer, Jr.....    25,000     13.97%     $24.00   5/01/05  $ 377,337 $   956,245
Lawrence J. LaMaina,
 Jr.....................    15,000      8.38%     $24.00   5/01/05  $ 226,402 $   573,747
Paul B. Shannon.........    15,000      8.38%     $24.00   5/01/05  $ 226,402 $   573,747
Richard W. Payne........     5,000      2.79%     $24.00   5/01/05  $  75,467 $   191,249

--------
(1) Illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options.
(2) The date of grant for all options is May 1, 1995. All options granted are non-qualified stock options without SAR's. The options vest over a five year period with 20% of the options becoming exercisable for shares each year on the anniversary of the date of grant. To the extent not already exercisable, the options become automatically exercisable in the event of a merger or consolidation of the Corporation in which the Corporation is not the surviving entity, or the sale of all or substantially all of the assets of the Corporation, or an offer to purchase made by a party, other than the Corporation, to all stockholders of the Corporation for at least 35% of the outstanding stock. In addition, the Management Development and Compensation Committee of the Board of Directors may, in its discretion, accelerate the vesting schedule, upon such terms and conditions as it may impose.
(3) The exercise price of all options granted is equal to the market price of the Common Stock on the date of grant. The exercise price may be paid in cash, or in shares of Common Stock owned by the option holder prior to exercising the option, provided such shares have a fair market value on the date of payment equal to the option exercise price for the shares of Common Stock being purchased, or partly in cash and partly in such shares of Common Stock.
(4) All options expire 10 years from the date of grant. Notwithstanding the foregoing: (1) In the event of normal or early retirement prior to the end of the option term, the option shall remain exercisable for a period of three years from the date of retirement (but not later than the end of the option term) to the extent the option was vested, by acceleration or otherwise, at the time of retirement; (2) in the event an option holder ceases to be employed by reason of death or disability prior to the end of the option term, the option shall remain exercisable for one year from the date of cessation of employment (but not later than the end of the option term) to the extent the option was vested, by acceleration or otherwise, at the time of cessation of employment; and (3) in the event an option holder ceases to be employed other than by reason of death or disability, the option shall remain exercisable for three months from the date of cessation of employment (but not later than the end of the option term) to the extent the option was exercisable at the time of cessation of employment.

  Option/SAR Exercises and Holdings.
  ----------------------------------

  The following table sets forth information with respect to the Chief Executive Officer and the other four highest compensated executive officers of the Corporation concerning the exercise of options and/or stock appreciation rights ("SARs") during the year ending December 31, 1995 and unexercised options and SARs held as of the end of 1995.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

          (A)                   (B)             (C)             (D)             (E)
                                                                              VALUE OF
                                                             NUMBER OF      UNEXERCISED
                                                            UNEXERCISED     IN-THE-MONEY
                                                          OPTIONS/SARS AT OPTIONS/SARS AT
                                                            FY-END (#)       FY-END ($)
                                                          --------------- ----------------
                          SHARES ACQUIRED      VALUE       EXERCISABLE/     EXERCISABLE/
          NAME            ON EXERCISE (#) REALIZED ($)(1)  UNEXERCISABLE  UNEXERCISABLE(2)
          ----            --------------- --------------- --------------- ----------------
Christopher R. Jennings.           0         $      0      69,048/71,960      $650,823/
                                                                              $271,207
Robert L. Fryer, Jr.....           0         $      0           0/25,000      $      0/
                                                                              $100,000
Lawrence J. LaMaina,           2,074         $ 39,178      34,606/38,964      $389,726/
 Jr.....................
                                                                              $164,669
Paul B. Shannon.........      10,639         $136,585      28,981/43,000      $209,849/
                                                                              $159,350
Richard W. Payne........           0         $      0            0/5,000      $      0/
                                                                              $ 20,000

--------
(1)Fair market value of Common Stock at exercise, minus the exercise price.

(2)Fair market value of Common Stock at year-end ($28.00 per share).

  The following table sets forth information concerning performance shares awarded to the named executive officers in 1995 under the Corporation's 1995 Stock Incentive Plan:

          LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR (1) (2)

                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                                               NON-STOCK PRICE-BASED PLANS (4)
                                                            -------------------------------------
          (A)                  (B)             (C)             (D)          (E)           (F)
                            NUMBER OF     PERFORMANCE OR
                          SHARES, UNITS OTHER PERIOD UNTIL                 TARGET
                            OR OTHER      MATURATION OR     THRESHOLD      PAYOUT       MAXIMUM
          NAME             RIGHTS (3)         PAYOUT        ($ OR #)      ($ OR #)      ($ OR #)
          ----            ------------- ------------------ -----------   ----------    ----------
Christopher R. Jennings.  6,300 shares   1/1/95-12/31/97             n/a          n/a           n/a
Robert L. Fryer, Jr.....  5,880 shares   1/1/95-12/31/97             n/a          n/a           n/a
Lawrence J. LaMaina,
 Jr.....................  4,284 shares   1/1/95-12/31/97             n/a          n/a           n/a
Paul B. Shannon.........  3,662 shares   1/1/95-12/31/97             n/a          n/a           n/a
Richard W. Payne........  2,562 shares   1/1/95-12/31/97             n/a          n/a           n/a

--------
(1) The shares reported are performance shares granted pursuant to the stock performance awards provisions of the Corporation's 1995 Stock Incentive Plan.

(2) Up to 100% of the performance shares granted will be earned at the completion of the three year performance period (December 31, 1997), depending upon if, and the extent to which, the Corporation achieves certain performance goals measured as of the end of the performance period. Performance shares earned shall be paid by issuing an equivalent number of shares of Common Stock, except that the Management Development and Compensation Committee of the Board of

   Directors may, in its discretion, permit the payment of cash in lieu of up to 50% of the fair market value of such shares of Common Stock, upon a request in writing from the grantee.

(3) The performance shares granted do not constitute shares of Common Stock and do not entitle the holders to dividends, dividend equivalents or voting rights with regard to shares of Common Stock. Outstanding performance shares automatically are deemed to be fully earned and payable upon the occurrence of a change in control. A change in control under the 1995 Stock Incentive Plan occurs upon (a) the acquisition by any person or group, directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities or (b) the approval by the Corporation's shareholders of (i) an agreement for the sale or disposition of all or substantially all of the Corporation's assets, (ii) a plan of complete liquidation, or (iii) a reorganization, consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation, or pursuant to which shares of Corporation Common Stock would be converted into cash, securities or other property, other than a reorganization, consolidation or merger where the holders of the Corporation's Common Stock immediately prior to the transaction will, following such transaction, beneficially own more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from the transaction, or (c) the persons who are members of the Board of Directors of the Corporation immediately before a reorganization, merger, consolidation, contested election or tender or exchange offer, cease to constitute a majority of the Board of Directors as a result of such transaction or transactions. The Committee may also cause any performance shares outstanding at the time of a change in control to be assumed or new rights of equivalent value to be substituted therefore by the successor or surviving corporation in the change in control.

(4) Up to 60% of the performance shares awarded may be earned based solely on appreciation in the fair market value of the Common Stock over the three year performance period. An increase in the fair market value of the Common Stock of approximately 43% over the three year performance period is required to earn the full 60% of the performance shares granted. Up to 40% of the performance shares awarded may be earned based on the Corporation's performance as measured against seven equally weighted corporate performance measures established by the Management Development and Compensation Committee. Failure to achieve required performance goals at the completion of the performance period or termination of employment for any reason prior to completion of the first 12 months of the performance period will result in the forfeiture of outstanding performance shares.

 Pension Plans.
 --------------

  The Corporation maintains the Dauphin Deposit Corporation Pension Plan (the "Pension Plan") which is a non-contributory defined benefit pension plan. The Pension Plan provides benefits for all eligible employees, including the named executive officers.

  The Pension Plan's current benefit formula provides plan participants with a normal retirement benefit equal to 1.375% of a participant's average compensation not in excess of a participant's covered compensation multiplied by the participant's applicable benefit service credited after July 1, 1985 plus 1.625% of a participant's average compensation in excess of a participant's covered compensation multiplied by the participant's applicable benefit service, not in excess of 35 years, credited after July 1, 1985. Different benefit formulas apply for service prior to July 1, 1985 depending on the retirement plan in which the employee participated prior to 1985. A participant's average compensation is computed using the five consecutive plan years which produce the highest average. A participant's covered compensation is the average of the Social Security taxable wage bases in effect during the 35 years ending with the year in which an individual attains Social Security retirement age. The covered compensation figure is adjusted each year until the participant reaches Social Security retirement age in order to reflect changes in the Social Security taxable wage base. For purposes of the Pension Plan, compensation is defined as a participant's annual rate of earnings as of January 1st, exclusive of overtime and bonuses, subject, however, to a maximum compensation limit for 1995 of $150,000, as adjusted. Generally, the Plan also provides a death benefit in the form of a survivor annuity to the surviving spouse of a vested active or vested former participant who dies prior to the commencement of retirement benefits.

  The Corporation and Dauphin Bank also have entered into a non-qualified Supplemental Pension Agreement with Mr. Jennings. Under the Supplemental Pension Agreement, Mr. Jennings is generally entitled upon retirement to a benefit equal to 55% of his highest five year average compensation reduced by his applicable benefit under the Pension Plan, his applicable social security benefit and the applicable benefit from his prior employer's qualified retirement plan.

  The following table sets forth the projected pension benefits payable to a covered participant upon normal retirement in 1995 under the Pension Plan based on various levels of average compensation and assuming the current benefit formulas were in effect for the entire period of credited service. The narrative immediately below the table sets forth the additional pension benefits payable to Mr. Jennings under his non-qualified Supplemental Pension Agreement based on certain assumptions set forth in the narrative.

                              PENSION PLAN TABLE

                                                        YEARS OF SERVICE
                                                 -------------------------------
  AVERAGE
COMPENSATION                                       10      15      25      35
------------                                     ------- ------- ------- -------
$ 20,000........................................ $ 2,750 $ 4,125 $ 6,375 $ 9,625
  50,000........................................   7,477  11,216  18,693  26,170
  80,000........................................  12,352  18,528  30,880  43,232
 100,000........................................  15,602  23,403  39,005  54,607
 150,000*.......................................  23,727  35,591  59,318  83,045
 200,000........................................  23,727  35,591  59,318  83,045
 250,000........................................  23,727  35,591  59,318  83,045
 300,000........................................  23,727  35,591  59,318  83,045
 350,000........................................  23,727  35,591  59,318  83,045
 400,000........................................  23,727  35,591  59,318  83,045
 450,000........................................  23,727  35,591  59,318  83,045
 500,000........................................  23,727  35,591  59,318  83,045
 550,000........................................  23,727  35,591  59,318  83,045
 600,000........................................  23,727  35,591  59,318  83,045
 650,000........................................  23,727  35,591  59,318  83,045
 700,000........................................  23,727  35,591  59,318  83,045

Mr. Jennings' yearly supplemental pension benefit, commencing at his normal retirement and payable in equal monthly installments for his lifetime, is $188,729 (assumes 1995 compensation for supplemental pension purposes remains constant at $481,226 to normal retirement).
--------
* Benefits payable from the Pension Plan are subject to maximums prescribed in the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and by the Internal Revenue Code of 1986, as amended. A maximum compensation limit under the Pension Plan for 1995 of $150,000 must be applied by law in calculating benefits. Figures in the Pension Plan Table above show normal retirement benefits payable under the Pension Plan assuming normal retirement in 1995.

  The projected benefit amounts set forth in the table are not subject to reduction for social security benefits. Incentive payments made under the Annual Management Performance Incentive Plan do not qualify as compensation covered under the Pension Plan. Compensation utilized for purposes of determining benefits under the Pension Plan as of December 31, 1995 is as follows: Mr. Jennings $375,000, Mr. LaMaina $255,000 and Mr. Shannon $218,000. Mr. Fryer and Mr. Payne did not participate in the Pension Plan during 1995. For purposes of the Pension Plan at December 31, 1995, Mr. Jennings had 8 years and 5 months of service, Mr. Shannon had 16 years and 3 months of service and Mr. LaMaina had 3 years and 6 months of service.

  The Pension Plan costs are based on actuarial assumptions, and cannot be specifically allocated to any one individual. No contribution to the Pension Plan was required or made for 1995.

 Change in Control and Employment Agreements.

  The Corporation and Dauphin Bank have entered into Change in Control Agreements with Messrs. Jennings, Shannon and Payne. In addition, the Corporation and Dauphin Bank have entered into an employment contract with Mr. LaMaina.

  Where change in control benefits are provided under an Agreement, the agreements generally provide that if the executive officer's employment with the Corporation or Dauphin Bank, respectively, and, with regard to Mr. Payne, Eastern Mortgage Services, Inc., is terminated pursuant to a change in control, the executive officer's base salary in effect on the date of termination, plus an amount equal to bonuses, if any, earned by the executive officer for the immediately preceding year will continue for a period of two years, but not beyond the date on which the respective executive officer attains age 65 or dies. Each payment made following termination, however, will be reduced by the executive officer's earned income from all sources during the corresponding pay period. Mr. Jennings' Agreement provides that an amount equal to slightly less than three times his average annual compensation for the prior 5 years will be paid to him in a lump sum upon termination pursuant to a change in control and also provides for a one year consulting agreement following termination at his annual base salary on the date of termination. The Agreements with Messrs. Jennings, Shannon and Payne also provide the executive officer with available insurance coverages in effect at the time of the executive officer's termination pursuant to a change in control. Such benefits will continue for a period of two years or until the executive officer attains the age of 65, depending on the particular agreement. Depending on the particular Agreement, the executive officer also may be entitled to pre-retirement death benefits. A termination pursuant to a change in control may occur in connection with a merger, consolidation, acquisition, reorganization, sale of assets or significant stock acquisition of the Corporation or Dauphin Bank.

  In connection with the merger of FB&T Corporation into the Corporation on July 1, 1992, the Corporation and Farmers Bank and Trust Company of Hanover (which merged into Dauphin Bank on July 1, 1994) entered into an employment/consulting agreement with Mr. LaMaina for a minimum of three (3) years. The terms of Mr. LaMaina's Agreement include a base annual salary of $240,750 (subject to increase upon merit review), and also provide for a one year consulting agreement following termination of full time employment at his annual base for the final year of full time employment. The employment agreement also provides that Mr. LaMaina is entitled to participate in all incentive compensation plans and other benefit plans normally available to executive officers of the Corporation, including the Annual Management Performance Incentive Plan, stock option plans, Employee Stock Purchase Plan and Pension Plan. The employment/consulting agreement with Mr. LaMaina has been amended to extend the term of full time employment until December 31, 1996.

  The benefits provided under the Agreements are unfunded and will be paid out of the general assets of the Corporation or Dauphin Bank and, with respect to Mr. Payne, Eastern Mortgage Services, Inc., at such time as the benefits become payable.

        BOARD MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  Set forth below is a report submitted by the Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") addressing the Corporation's executive compensation policies for 1995. The Compensation Committee is composed of the following non-employee Directors of the Corporation: Robert F. Nation--Chairman, Alfred G. Hemmerich, Lee H. Javitch, James E. Marley, Walter F. Raab and R. Champlin Sheridan, Jr.

  The key elements of the Corporation's executive compensation package consist of base salary, annual incentive bonus, stock options and performance shares. In addition to the programs discussed herein, the Compensation Committee takes into account the full compensation package afforded by the Corporation to the executive officers, including pension benefits, supplemental retirement benefits, insurance and other benefits.

  The Corporation's executive compensation program, particularly the annual incentive bonus and performance shares, is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Corporation, in conjunction with its independent compensation consultants, has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Corporation's success in meeting specified performance goals and appreciation in the price of the Common Stock. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Corporation's business strategy, to link executive and shareholder interests through equity based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

  The Compensation Committee is composed entirely of independent non-employee Directors of the Corporation. The Compensation Committee is responsible for setting and administering the policies which cover both annual compensation (base salary and annual bonus) and grants pursuant to the Corporation's Stock Option Plan of 1986, as amended (the "Stock Option Plan") and the Corporation's 1995 Stock Incentive Plan (the "1995 Plan"). Each year the Compensation Committee conducts a full review of the Corporation's executive compensation program. This review includes a report from management as to corporate performance for the prior year, as well as the preparation and presentation to the Compensation Committee of a financial plan for the current year. This review in 1995 also included recommendations from David N. Smith, of Buck Consultants, Inc., Cleveland, Ohio ("Buck Consultants"), the Corporation's independent compensation consultants, as to bonus award opportunities under the Corporation's Annual Management Performance Incentive Plan (the "Incentive Bonus Plan") and the grant of options pursuant to the Stock Option Plan and the grant of performance shares under the 1995 Plan. The Compensation Committee considered the Corporation's business plan and expected results and the Corporation's strategic initiatives and results achieved. The Compensation Committee also compares the Corporation's compensation program with the compensation programs of a list of peer group companies compiled by Buck Consultants which is composed of regional banks of varying asset size located both within and outside of the Corporation's traditional central and south central Pennsylvania market area. For purposes of determining appropriate levels of stock option grants, the Compensation Committee also considers a separate list of peer group companies with stock option plans compiled by the Corporation's independent compensation consultants using long term incentive plan surveys. The peer group companies listed represent the Corporation's direct and indirect competitors for executive talent in the financial services industry. With respect to comparisons with peer group companies, the Compensation Committee considers both the performance and compensation levels of these comparable companies in establishing the Corporation's executive compensation levels. For 1995, the compensation amounts of the Corporation's named executive officers fell within the median range of compensation paid by the other peer group companies. The peer group lists reviewed by the Compensation Committee represent only a small portion of those companies comprising the Nasdaq Bank Stocks Index which the Corporation uses as its industry index in the Performance Graph set forth elsewhere in this Proxy Statement. The Nasdaq Bank Stocks Index includes all commercial banks and bank holding companies the stock of which is traded on the Nasdaq National Market and the Nasdaq Small Cap Market.

  The Compensation Committee meets without the Chief Executive Officer present to evaluate his performance under the Corporation's executive compensation program and reports on that evaluation to the full Board of Directors. With regard to the other four highest paid executive officers not including the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer as to base salary, performance under the Incentive Bonus Plan and grants of options under the Stock Option Plan and the grant of stock incentives, including performance shares, under the 1995 Plan.

 Base Salary.
 ------------

  The Compensation Committee approves annual base salary adjustments for all members of the executive management committee of the Corporation. Salary adjustments are determined by reference to the competitive market place for executive talent, including a comparison to base salaries for comparable positions at the financial institutions included in the list of peer group companies compiled by Buck Consultants. The base salary of the named executive officers is reviewed and approved each year by the Compensation Committee prior to approval by the full Board of Directors.

  Typically, annual salary adjustments for executive officers are determined by evaluating the performance of the Corporation and its executive officers, and by taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes. It has been the practice of the Corporation, upon recommendation from the Chief Executive Officer, to treat overall corporate performance as the primary factor in the amount of salary adjustments for executive officers. In measuring corporate performance, the Committee considers return on equity, return on assets, earnings per share and total return to shareholders.

  With respect to the base salary granted to Mr. Jennings in 1995, the Compensation Committee took into account the Corporation's performance during 1994, his appointment as Chief Executive Officer in January, 1995, and also compared Mr. Jennings' base salary with the base salaries of the chief executive officers of the peer companies referred to above. Particular emphasis was placed upon Mr. Jennings' individual performance. Mr. Jennings was granted a base salary of $375,000 for 1995, an increase of 16.1% over his $322,875 base salary for 1994.

 Annual Incentive Bonus.
 -----------------------

  The Compensation Committee reviews the tentative award payments and performance levels for participants in the Incentive Bonus Plan in February of each year. Under the Incentive Bonus Plan, bonus awards are calculated based on corporate and individual performance in accordance with a formula previously approved by the Compensation Committee. As for named executive officers, the corporate performance measures typically account for 75% of the award payment while the individual performance measures are accorded a weight of 25%. The corporate performance measures under the Incentive Bonus Plan for 1995 were return on equity, return on assets and earnings per share. These measures also will be used under the Incentive Bonus Plan for 1996 and 1997. For each year of participation, the Compensation Committee determines those executive officers eligible to participate in the Incentive Bonus Plan and establishes target bonus awards based on a percentage of the respective officer's base salary for the year in question. Actual bonus awards under the Incentive Bonus Plan formula are tied to actual corporate and individual performance and may be higher or lower than the pre-set target bonus awards. In no event, however, can a participant's actual bonus award exceed 150% of the participant's target bonus award. The Compensation Committee approves annual corporate performance targets and individual performance targets at the beginning of each year and bonus award recommendations based on these targets made by senior management at the close of the year.

  In 1995, the Corporation achieved 49.83% of its corporate performance targets for executive management committee participants. In addition, during 1995 Mr. Jennings achieved 120% of his previously established individual performance objectives. Based on these results, Mr. Jennings was awarded a bonus of $126,323, a 18.9% increase over the bonus paid to him in 1995. In awarding this bonus, the Compensation Committee also considered Mr. Jennings' role in promoting the long-term strategic growth of the Corporation. Mr. Jennings' actual bonus award for 1995 amounted to approximately 67.37% of the pre-set target bonus award.

 Stock Option Plan.
 ------------------

  Under the Stock Option Plan, which was approved by the shareholders at the 1987 Annual Meeting, incentive stock options, non-qualified stock options and stock appreciation rights in conjunction with such options, may be granted to executive officers of the Corporation or its subsidiaries. The Compensation Committee sets guidelines for the size of stock option awards based on a recommendation each year from the Corporation's independent compensation consultants and management. Although the size of awards is largely a subjective determination based on the particular executive officer, factors considered include competitive compensation data from the list of peer group companies compiled by Buck Consultants, the amount of options previously awarded to an executive officer and the value of unexercised in-the-money options at year end. In the event of poor corporate performance, the Compensation Committee can elect not to award options. In 1995, the stock option award to the Chief Executive Officer fell below the median level for such compensation as determined by reference to peer group companies reviewed.

  Stock options during 1995 were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and vest over a five year vesting schedule (20% vested per year). All options granted were non-qualified stock options. No stock appreciation rights were granted during 1995.

  In 1995, Mr. Jennings received options to purchase 30,000 shares of Common Stock with an exercise price of $24.00 per share. Mr. Jennings presently is the beneficial owner, directly and indirectly, of 11,899 shares of Common Stock and also holds presently exercisable options to purchase an additional 69,048 shares. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's senior management are beneficial to the common interests of shareholders and management.

 1995 Plan.
 ----------

  Under the 1995 Plan, which was approved by the shareholders at the 1995 Annual Meeting, the Compensation Committee may grant to executive officers of the Corporation or its subsidiaries, incentive stock options, non-qualified stock options, restricted stock awards, performance share awards and other awards that provide a participant with the right to purchase or otherwise acquire Common Stock or that are valued by reference to the market value of Common Stock. In 1995, the Corporation entered into Performance Share Agreements with the named executive officers and other executive officers as permitted under the 1995 Plan. The Performance Share Agreements entitle the executive officers to a grant of Common Stock at the completion of a three year performance period (January 1, 1995 to December 31, 1997), depending upon if, and the extent to which, the Corporation achieves certain performance goals measured as of the end of the performance period.

  Up to 60% of the performance shares awarded may be earned based solely on appreciation in the fair market value of the Common Stock over the three year performance period. Up to 40% of the performance shares awarded may be earned based on the Corporation's performance as measured against seven equally weighted corporate performance measures established by the Compensation Committee.

  The size of performance share awards is largely a subjective determination based on the particular executive officer. No shares of Common Stock will be issued at the completion of the performance period unless the performance goals are achieved. In 1995, Mr. Jennings was granted 6,300 performance shares.

                                          MANAGEMENT DEVELOPMENT AND
                                          COMPENSATION COMMITTEE
                                          Robert F. Nation--Chairman
                                          Alfred G. Hemmerich
                                          Lee H. Javitch
                                          James E. Marley
                                          Walter F. Raab
                                          R. Champlin Sheridan, Jr.

 Performance Graph.
 ------------------

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the five years ended December 31, 1995 with the cumulative total return on (i) a broad equity market index, the S&P 500 Index, and (ii) a published industry index, the Nasdaq Bank Stocks Index. The comparison assumes $100 was invested on December 31, 1990 in the Common Stock and in each of the indices and assumes reinvestment of dividends.

                       FIVE YEAR CUMULATIVE TOTAL RETURN

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                   1990 1991 1992 1993 1994 1995
                                                   ---- ---- ---- ---- ---- ----
Dauphin Deposit................................... 100  139  187  208  202  256
S&P 500........................................... 100  130  140  154  156  215
Nasdaq Bank Stocks................................ 100  164  239  272  271  404

 Directors' Fees.
 ----------------

  Directors of the Corporation who are not officers of the Corporation receive an annual retainer fee of $7,500 and are paid $425 for attendance at the Annual Meeting and at each Board Meeting and $450 for attendance at each meeting of the Executive Committee of the Board, $275 for attendance at each meeting of the Audit Committee of the Board and $250 for attendance at each meeting of any other committee of the Board. Directors of Dauphin Bank who are not officers of Dauphin Bank are paid $325 for attendance at each meeting of the Board, $450 for attendance at each meeting of the Executive Committee of the Board, $275 for attendance at each meeting of the Trust Committee of the Board and $250 for attendance at each meeting of any other committee of the Board. Non-officer Directors who serve on bank Advisory Boards receive attendance fees ranging from $200 to $350 per meeting, depending upon the particular Advisory Board.

         PROPOSAL TO APPROVE AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

 General Description.
 --------------------

  The purpose of the Employee Stock Purchase Plan is to increase employee stock ownership of the Corporation, to align more closely employee interests with those of the shareholders and to build employee loyalty. Under the Employee Stock Purchase Plan, which was approved by the shareholders at the 1981 Annual Meeting, eligible employees of the Corporation or its wholly-owned subsidiary companies are provided with the opportunity to subscribe to purchase shares of the Corporation's Common Stock. Under the Employee Stock Purchase Plan, each eligible employee may be granted an option to purchase shares of Common Stock by means of payroll deductions made during successive yearly offerings. Yearly offerings commence each July 1 and end on the following June 30 until the Employee Stock Purchase Plan is terminated or until the total number of shares authorized to be offered under the Employee Stock Purchase Plan have been issued. Each July 1 is an offering date and each June 30 is an exercise date for each yearly offering.

  One hundred thousand (100,000) shares of Common Stock originally were authorized to be offered under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides that the authorized number of shares may be adjusted by the Corporation in the event of a change in capitalization of the Corporation arising out of any stock dividend, split-off, spin-off, recapitalization, merger, consolidation, exchange of shares or similar event which causes shares of any class to be issued in respect to the outstanding shares of Common Stock. As a result of various stock splits and stock dividends that have occurred since the Employee Stock Purchase Plan was initially adopted, as of the date of this Proxy Statement there were 840,000 shares of the Corporation's Common Stock authorized for issuance under the Employee Stock Purchase Plan.

  The Board of Directors of the Corporation may terminate or amend the Employee Stock Purchase Plan at any time provided that no such amendment may affect options to purchase shares previously granted under a yearly offering nor may an amendment make any change to an option previously granted which adversely affects the rights of any participant, nor may any amendment be made without the prior approval of the shareholders of the Corporation, if such amendment would (a) require the sale of more shares than are authorized to be offered under the Employee Stock Purchase Plan, or (b) permit payroll deductions to be made in excess of 10% of a participant's compensation.

  The Employee Stock Purchase Plan is intended to be an "Employee Stock Purchase Plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). It is not intended to be qualified under Section 401(a) of the Code. The Employee Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

 Eligibility and Extent of Participation.
 ----------------------------------------

  The eligibility provisions of the Employee Stock Purchase Plan generally provide that any employee, including an officer of the Corporation or any of its wholly-owned subsidiaries, who has completed six months of employment and is customarily employed for more than 20 hours per week and more than five months in a calendar year, is eligible to participate in the Employee Stock Purchase Plan. No employee, however, may be granted an option to purchase shares (a) if, immediately after the grant of such option, the employee would own shares and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or (b) if such option would permit the employee's rights to purchase stock under the Employee Stock Purchase Plan (and under any other employee stock purchase plans of the Corporation and its subsidiaries which may be in effect) to accrue at a rate in excess of $25,000 per calendar year determined by the fair market value of such stock at the time such option is granted.

 Granting and Exercise of Options.
 ---------------------------------

  An eligible employee may become a participant in an offering by submitting, prior to the applicable offering date, a completed form which authorizes payroll deductions to be made from his or her compensation beginning on the offering date. The payroll deductions are maintained in a statement savings account at Dauphin Bank, a wholly-owned subsidiary of the Corporation. A participant may choose to have deductions made from his or her compensation at the rate of two, three, four, five, six, seven, eight, nine or ten percent of his or her compensation on each pay day during the time he or she is a participant in the offering. The participant may withdraw sums from his or her statement savings account at any time except that the participant is entitled to purchase no more than the largest number of full shares with the aggregate sum of payroll deductions made during the offering. No payroll deductions received, held or made by the Corporation may be used by the Corporation or any of its wholly-owned subsidiaries for any corporate purposes.

  On the offering date, each participant is granted an option to purchase as many full shares as he or she will be able to purchase with the aggregate sum of the payroll deductions deposited into his or her account during his or her participation in the offering. The option price per share for each offering will be established by the Committee which administers the Employee Stock Purchase Plan (see, "Administration of the Plan") at least 30 days prior to the offering date, according to the Committee's designation of percentages within the following ranges so that the option price per share will be the lower of:

  (1) Not less than 85% or more than 100% of the average of the actual high and low sales prices of the Common Stock quoted by the National Association of Securities Dealers, Inc. on the offering date (or the first prior trading day if the offering date is not a trading day); or

  (2) Not less than 85% or more than 100% of the average of the actual high and low sales prices of the Common Stock quoted by the National Association of Securities Dealers, Inc. on the exercise date (or the first prior trading day if the exercise date is not a trading day).

It has been the practice of the Committee to set the option price at the lower of 85% of the average of the actual high and low sales prices on either the offering date or the exercise date.

 Administration of the Plan.
 ---------------------------

  The Employee Stock Purchase Plan is administered by a Committee consisting of not less than three members who are appointed by the Board of Directors of the Corporation. Members of the Committee must be Directors of the Corporation who are not eligible for participation in the Employee Stock Purchase Plan. The Committee acts as the manager of the Employee Stock Purchase Plan and is vested with full authority to make, administer and interpret such rules and regulations as the Committee deems necessary to administer the Plan.

 Description of Amendment.
 -------------------------

  The maximum number of shares of Common Stock which has been reserved for issuance under the Employee Stock Purchase Plan is 840,000 shares, after adjustment for the two-for-one stock splits on April 29, 1983 and August 16, 1985, the 5% stock dividend on October 24, 1988 and the two-for-one stock split on December 7, 1992. As of December 31, 1995, 726,974 shares of Common Stock had been issued pursuant to the Employee Stock Purchase Plan. Consequently, the Board of Directors approved on June 19, 1995, subject to approval by the shareholders, an amendment to the Employee Stock Purchase Plan increasing the number of authorized shares of Common Stock available for issuance by 1,660,000, thereby increasing the total number of shares which may be issued under the Plan from the current 840,000 to 2,500,000.

  The Board of Directors believes that the above described amendment to the Employee Stock Purchase Plan is appropriate and consistent with the Corporation's objectives of attracting and retaining competent and dedicated employees and providing incentives for such employees to improve the long range profitability of the Corporation. Accordingly, the Board believes that approval of the amendment by the Corporation's shareholders is in the best interest of the Corporation and its shareholders.

 Federal Income Tax Consequences.
 --------------------------------

  The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted and acquisitions of Common Stock under the Employee Stock Purchase Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to employees who participate in the Employee Stock Purchase Plan.

  The Employee Stock Purchase Plan is intended to be an "Employee Stock Purchase Plan" as defined in Section 423 of the Code. An employee who is continuously employed by the Corporation or a subsidiary during an offering period and who makes no disposition of the shares received by him or her with respect to such offering period within one year after the date of transfer of the shares to him or her or within two years after the offering date, will not realize taxable income upon the subscription or when he or she completes payment or receives delivery of the shares. Under these circumstances, there will be no tax effect upon the Corporation (it will not be entitled to any deduction from income by reason of the employee's subscription or purchase, nor will it recognize gain or loss upon the transfer of the shares to the employee).

  If the option price of a share acquired by a participant pursuant to the Employee Stock Purchase Plan was less than 100% of the fair market value of such shares at the time such option was granted, then, in the event of any disposition of such share by the participant which meets the holding period requirement set forth above, or in the event of the participant's death while owning such share, there is included as compensation income of the participant for the taxable year of such disposition or death, an amount equal to the lesser of (1) the excess of the fair market value of the share at the time of such disposition or death over the amount paid for the share, or (2) the excess of the fair market value of the share at the time the option was granted over the amount paid for the share. If the option price is not fixed or determinable at the time the option is granted, then the option price is determined as if the option were exercised at such time. Gain in excess of such amount or any loss on disposition will be treated as a capital gain or loss to the individual.

  A disposition of shares by a participant prior to the expiration of the required holding period will result in any excess of the fair market value of such shares at the time of exercise of the option over the option price being treated as compensation income to the employee in the year in which the disposition occurs, in which event the Corporation will be entitled to a corresponding deduction from income.

 Vote Required.
 --------------

  Adoption of the proposal to approve the amendment to the Employee Stock Purchase Plan requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER.

          PROPOSAL TO APPROVE 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN

  On October 16, 1995, upon recommendation of the Corporate Governance Committee, the Board of Directors of the Corporation adopted, subject to stockholder approval, the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"). The Directors' Plan is intended to promote ownership by non-employee Directors of a greater proprietary interest in the Corporation, thereby aligning such Directors' interests more closely with the interests of stockholders of the Corporation, and to assist the Corporation in attracting and retaining highly qualified persons to serve as non-employee Directors.

  The Directors' Plan provides for an automatic annual grant, to each non-employee Director of the Corporation or Dauphin Bank, of an option to purchase 1,000 shares of the Corporation's Common Stock. In addition, the Board concluded that non-employee Directors who might desire to increase their proprietary interest in the Corporation should be permitted to elect to defer cash fees in the form of deferred stock. The Directors' Plan, therefore, also provides non-employee Directors of the Corporation or Dauphin Bank and Advisory Board Directors of Dauphin Bank, with the ability to defer cash fees into a deferred stock account, as described below.

  The following summary of the material terms of the Directors' Plan is qualified in its entirety by reference to the full text of the Directors' Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

  The Directors' Plan generally provides for an annual grant to each Director of the Corporation or Dauphin Bank, who is not an employee of the Corporation or any subsidiary, of a stock option to purchase 1,000 shares of Common Stock, subject to adjustment (as described below). Such grants will be made automatically on the first business day of May, beginning in 1996. If the nominees for election as Director named in this Proxy Statement are reelected, 16 Directors would qualify as non-employee Directors under the Directors' Plan.

  Stock options granted under the Directors' Plan are non-qualified stock options having an exercise price equal to 100% of the fair market value of the Common Stock at the date of grant. Directors are not required to pay any cash consideration at the time of grant of options. A Director may pay the exercise price of an option in cash or by surrendering previously acquired shares of Common Stock. On February 26, 1996, the reported closing price of the Corporation's Common Stock in the Nasdaq National Market System was $29.25 per share.

  Stock options granted under the Directors' Plan become exercisable one year after the date of grant, although a Directors' option will become immediately exercisable if the optionee ceases serving as a Director for any reason. Such options will expire at the earlier of ten years after the date of grant or five years after the optionee ceases serving as a Director for any reason, except that, if the optionee dies during the five year post-termination period, such period shall be extended until the date five years after the optionee's death (but in no event more than ten years after the date of grant). Options generally are not transferable by the optionee other than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death, and are exercisable during the Director's lifetime only by the Director, except that transfers of options for estate planning purposes generally will be permitted if Securities and Exchange Commission regulations are modified (as currently proposed) to permit such transfers.

  The Directors' Plan also permits a non-employee Director of the Corporation or Dauphin Bank and Advisory Board Directors of Dauphin Bank to elect to defer receipt of fees otherwise payable in cash in the form of "deferred stock." The Director may make such election for up to 100% of the fees otherwise payable to him or her, including annual retainer fees, fees for service on a Board committee and fees for service as chairman of a Board committee. See "Directors' Compensation." If a Director elects to receive fees in the form of deferred stock, the Corporation will credit a deferral account established for the Director with a number of shares of deferred stock equal to the number of shares (including fractional shares) having an aggregate fair market value at that date equal to the fees that otherwise would have been payable at such date but for the Director's election to receive deferred stock instead. When, as, and if dividends are declared and paid on Common Stock, dividend equivalents will be credited on deferred stock then credited to a Director's account, which amounts generally will be either paid to the Director in cash or deemed to be reinvested in additional deferred stock. A Director's deferred stock account will be settled, at such time or times as may be elected by the Director in his or her original deferral election form, by delivering one share of Common Stock for each share of deferred stock then credited to the account and subject to such settlement, together with cash in lieu of any fractional share. Shares of deferred stock acquired under the Directors' Plan are non-forfeitable.

  A total of 150,000 shares of Common Stock are reserved and available for issuance under the Directors' Plan. Such shares may be authorized and unissued shares or treasury shares. If any stock option expires without having been exercised in full, the shares subject to the unexercised portion of the option will again be available for issuance under the Directors' Plan. The aggregate number and kind of shares issuable under the Directors' Plan, the number and kind of shares subject to each automatic annual option grant, the number and kind of shares subject to outstanding options and the exercise price thereof and the number and kind of shares to be issued in settlement of deferred stock will be appropriately adjusted by the Board or the Executive Committee in the event of a recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Corporation, stock split or reverse split, stock dividend, certain other extraordinary dividends, liquidation, dissolution, or other similar corporate transaction or event affecting Common Stock, in order to prevent dilution or enlargement of Directors' rights under the Directors' Plan.

  The Directors' Plan will be administered by the Board of Directors or the Executive Committee of the Board, provided that any action by the Board or such Committee shall be taken only if approved by vote of a majority of the Directors who are not then eligible to participate in the Directors' Plan. The Directors' Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval is required by law or regulation or under the rules of the National Association of Securities Dealers, Inc. (or other stock exchange or automated quotation system on which the Common Stock is then listed or quoted). Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.

  The Directors' Plan will become effective upon its approval by stockholders. Unless earlier terminated by the Board, the Directors' Plan will terminate when no shares remain available under the Directors' Plan and the Corporation and Directors have no further rights and obligations under the Directors' Plan.

 New Plan Benefits Table.
 ------------------------

  The following table sets forth the number of options that would have been automatically granted to non-employee Directors as a group under the Directors' Plan in 1995 had the Directors' Plan been in effect during that year:

                               NEW PLAN BENEFITS

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

      NAME AND POSITION                                        NUMBER OF OPTIONS
      -----------------                                        -----------------
Non-employee Director Group (16 in number)....................      16,000

  It is not possible at present to predict the number of shares that will be issuable under the Directors' Plan to non-employee Directors upon exercise of stock options or in connection with deferred stock in payment of fees.

 Federal Income Tax Consequences.
 --------------------------------

  The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted and acquisitions of deferred stock in payment of fees under the Directors' Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Directors who participate in the Directors' Plan.

  The grant of an option will create no tax consequences for the optionee or the Corporation. Upon exercise of an option, the optionee must generally recognize ordinary income equal to the fair market value of the Common Stock acquired on the date of exercise minus the exercise price, and the Corporation will be entitled to a deduction equal to the amount recognized as ordinary income by the optionee. A disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis (such basis is generally the exercise price plus the amount recognized as ordinary income) in such shares. Generally, there will be no tax consequences to the Corporation in connection with a disposition of option shares.

  If a Director acquires deferred stock in payment of cash fees, he or she will not recognize ordinary income at the date the fees would otherwise have been paid or as a result of the crediting of deferred stock to his or her account (including upon deemed reinvestment of dividend equivalents). The Director will, however, at the date of settlement of the deferred stock by issuance of Common Stock to the Director, recognize ordinary income equal to the fair market value of the Common Stock acquired at that date, and any dividend equivalents paid in cash will constitute ordinary income as well. The Corporation generally will be entitled to a tax deduction equal to any amount that constitutes ordinary income to the Director.

 Vote Required.
 --------------

  Adoption of the proposal to approve the Directors' Plan requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN.

                         TRANSACTIONS WITH MANAGEMENT

  Dauphin Bank has had in the past, and expects to have in the future, transactions in the ordinary course of its business, with Directors and officers of Dauphin Bank, the Corporation and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons, which do not involve more than the normal risk of collectibility or present other unfavorable features.

  Henry W. Rhoads, a Director and member of the Management Development and Compensation Committee of the Corporation and Dauphin Bank, is a partner in the law firm of Rhoads & Sinon, which the Corporation and its subsidiaries retained in past years and have retained for the present year as general counsel. Dauphin Bank and the Corporation paid the law firm approximately $885,000 in 1995 as compensation for legal services to the Corporation, Dauphin Bank and other subsidiaries. In addition, the Rhoads & Sinon law firm entered into a 15 year lease with Dauphin Bank in 1989 pursuant to which the firm occupies a portion of Dauphin Bank's office building on Market Square, Harrisburg, Pennsylvania, at an annual base rent of $345,085. The law firm has the option to renew the lease for two (2) consecutive additional terms.

                       SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Corporation file reports of ownership and changes in ownership with the Securities and Exchange Commission as to the shares of Corporation Common Stock beneficially owned by them.

  Based solely on its review of copies of such forms received by it, the Corporation believes that during the Corporation's fiscal year ending on December 31, 1995, all filing requirements applicable to its directors and officers were complied with in a timely fashion, except for one late Form 4 filing by each of Messrs. Beck, Gold and Jordan.


                      RELATIONS WITH INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP was the appointed independent auditor for the Corporation in 1995. It is anticipated that the same firm will be selected for the current year. The firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants and has submitted a copy of its peer review results to the Corporation.

  During 1995, the Corporation's independent auditors, KPMG Peat Marwick LLP, performed certain non-audit services which are in addition to its basic engagement for the examination of the Corporation's financial statements. The Audit Committee of the Board of Directors of the Corporation approved the audit and non-audit services performed by the Corporation's independent auditors and considered the possible effect of the non-audit services on the independence of the auditors, prior to granting approval for each service.

  A representative of the auditing firm will be present at the Shareholders Meeting to make a statement if he desires to do so and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  The Corporation must receive by November 17, 1996 any shareholder proposals for such proposals to be considered for inclusion in the Corporation's Proxy Statement and Proxy for the 1997 Annual Meeting of Shareholders.

                                OTHER BUSINESS

  The Board of Directors of the Corporation does not intend to present any business at the Annual Meeting other than the matters hereinabove referred to, and the Board does not know of any other matters to be presented for action at the meeting. Discretionary authority to vote on any other matters that may come before the meeting will be conferred by such Proxies upon the person voting them, unless a shareholder specifically indicates in such Proxy that such authority is withheld. It is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

  It is important that proxies be returned promptly. Shareholders are urged to vote, sign, date and return the accompanying form of Proxy in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ George W. King

                                          George W. King, Secretary

March 8, 1996

THE CORPORATION IS FURNISHING EACH PERSON SOLICITED A COPY OF ITS 1995 ANNUAL REPORT TO SHAREHOLDERS WHICH INCLUDES A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                                                                    EXHIBIT "A"

                          DAUPHIN DEPOSIT CORPORATION

                    1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN

  1. PURPOSE. The purpose of this 1996 Non-Employee Directors' Stock Plan (the "Plan") of Dauphin Deposit Corporation (the "Company") is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and its wholly-owned subsidiary, Dauphin Deposit Bank and Trust Company (the "Bank), and to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such directors' interests more closely with the interests of stockholders of the Company.

  2. DEFINITIONS. In addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

  (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

  (b) "Deferred Stock" means the credits to a Participant's deferral account under Section 7, each of which represents the right to receive one share of Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

  (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

  (d) "Fair Market Value" of Stock means, as of any given date, the average of the high and the low sale prices of a share of common stock reported in the table entitled "NASDAQ NATIONAL MARKET ISSUES" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such prices are reported for such date, on the most recent trading day prior to the date of grant with respect to which such prices were reported.

  (e) "Option" means the right, granted to a Participant under Section 6, to purchase Stock at the specified exercise price for a specified period of time under the Plan.

  (f) "Participant" means a director of the Company or the Bank who is granted Options or who defers fees in the form of Deferred Stock under the Plan and an advisory board director of the Bank who defers fees in the form of Deferred Stock under the Plan.

  (g) "Stock" means the Common Stock, $5.00 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 8.

  3. SHARES AVAILABLE UPON THE PLAN. Subject to adjustment as provided in
Section 8, the total number of shares of Stock reserved and available for delivery under the Plan is 150,000. Such shares may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant. If any Option expires or terminates for any reason without having been exercised in full, the shares subject to the unexercised portion of such Option will again be available for delivery under the Plan.

  4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board of Directors of the Company and the Executive Committee thereof, provided that any action by the Board or Committee relating to the Plan will be taken only if, in addition to any other required vote, approved by the affirmative vote of a majority of the directors who are not then eligible to participant under the Plan.

  5. ELIGIBILITY.

  (a) Each director of the Company or the Bank who, on any date on which an Option is to be granted under Section 6 or on which fees are to be paid, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to receive a grant of Options under Section 6 or defer fees in the form of Deferred Stock under Section 7.

  (b) Each advisory board director of the Bank who, on any date on which fees are to be paid, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to defer fees in the form of Deferred Stock under Section 7.

No person other than those specified in this Section 5 will participate in the Plan.

  6. STOCK OPTIONS. An Option to purchase 1,000 shares of Stock will be granted on the first business day of May in each year to each director of the Company who is then eligible to receive an Option grant and to each director of the Bank, who is not also a director of the Company, who is then eligible to receive an Option grant. Options granted under the Plan will be non-qualified stock options which will be subject to the following terms and conditions:

  (a) Exercise Price. The exercise price per share of Stock purchasable under
      ---------------
an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.

  (b) Option Term. Each Option will expire at the earlier of (i) ten years
      ------------
after the date of grant or (ii) five years after the Participant ceases to serve as a director of the Company or the Bank, as the case may be, for any reason, provided that, if the Participant dies during such five-year post-termination exercise period, such period shall be extended until not later than the date five years after the Participant's death (but in no event more than ten years after the date of grant).

  (c) Exercisability. Each Option will become fully exercisable one year after
      ---------------
the date of grant of the Option; provided, however, that an Option previously granted to a Participant will be fully exercisable after the Participant ceases to serve as a director of the Company or the Bank for any reason.

  (d) Method of Exercise. Each Option may be exercised, in whole or in part,
      -------------------
at such time as it is exercisable and prior to its expiration by giving written notice of exercise to the Company specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the exercise price in cash (including by check) or by surrender of shares of Stock of the Company already owned by the Participant (except for shares acquired from the Company by exercise of an option less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or a combination of a cash payment and such surrender of Stock.

  7. DEFERRED STOCK IN LIEU OF FEES. Each director of the Company or Bank and advisory board directors of the Bank may, in lieu of receipt of fees in his or her capacity as a director or an advisory board director (including annual retainer fees for service on the Board, fees for attendance at Board meetings, fees for service on a Board committee, and fees for service as chairman of a Board committee) in cash, defer receipt of such fees in the form of Deferred Stock in accordance with this Section 7, provided that such director or advisory board director is eligible under Section 5 to defer fees in the form of Deferred Stock at the date any such fee is otherwise payable.

  (a) Elections. Each director or advisory board director who elects to defer
      ----------
fees in the form of Deferred Stock for any calendar year must file an irrevocable written election with the Secretary of the Company no later than the June 30 of the preceding year; provided, however, that, with respect to 1996, directors and advisory board directors may file such election at any time prior to the effective date of the Plan, and that any newly elected or appointed director or advisory board director may file an election for any year not later than 30 days after the date such person first became a director or advisory board director. An election by a director or advisory board director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the director or advisory board director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 7(a). The election must specify the following:

    (i) A percentage, not to exceed an aggregate of 100% of the Participant's fees, to be deferred in the form of Deferred Stock under the Plan;

    (ii) Whether dividend equivalents on Deferred Stock credited to the Participant's deferral account will be paid directly to the Participant in cash or credited to his or her deferral account and deemed to be reinvested in additional Deferred Stock; and

    (iii) The period during which settlement of the Deferred Stock will be deferred.

In the event directors' fees or advisory board directors' fees are increased during any year, a Participant's elections in effect for such year will apply to the amount of such increase.

  (b) Deferral of Fees in the Form of Deferred Stock. The Company will
      -----------------------------------------------
establish a deferral account for each Participant who elects to defer fees in the form of Deferred Stock under this Section 7. At any date on which fees are payable to a Participant who has elected to defer fees in the form of Deferred Stock, the Company will credit such Participant's deferral account with a number of shares of Deferred Stock equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees that otherwise would have been payable at such date but for the Participant's election to defer receipt of such fees in the form of Deferred Stock. The amount of Deferred Stock so credited shall include fractional shares calculated to at least three decimal places.

  (c) Payment or Crediting of Dividend Equivalents. Whenever dividends are
      ---------------------------------------------
paid or distributions made with respect to Stock, a Participant to whom Deferred Stock is then credited in a deferred account shall be entitled to be paid an amount equal in value to the amount of the dividend paid or property distributed on a single share of Stock multiplied by the number of shares of Deferred Stock (including any fractional share) credited to his or her deferral account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited to the Participant's deferral account as a number of shares of Deferred Stock equal to the number of shares of Stock having an aggregate Fair Market Value at the payment date of the dividend or distribution equal to the value of such dividend equivalents.

  (d) Settlement of Deferral Account. The Company will settle the
      -------------------------------
Participant's deferral account in the manner and at the time elected by the Participant on forms provided by the Company by delivering to the Participant (or his or her beneficiary) the number of shares of Stock equal to the number of whole shares of Deferred Stock then credited to the deferral account (or a specified portion in the event of any partial settlement), together with cash in lieu of a fractional share remaining at a time that less than one whole share of Deferred Stock is credited to such deferral account.

  (e) Designation of Beneficiary. Each Participant may designate one or more
      ---------------------------
beneficiaries to receive the amounts distributable from the Participant's deferral account under the Plan in the event of such Participant's death, on forms provided by the Company. The Company may rely upon the beneficiary designation last filed in accordance with the terms of the Plan.

  (f) Delayed Effectiveness of Elections in Order to Comply with Rule 16b-3.
      ----------------------------------------------------------------------
Other provisions of this Section 7 notwithstanding, if any deferral of fees in the form of Deferred Stock would occur less than six months after the Participant filed the irrevocable election which would result in such payment or deferral and at a time that the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as adopted and in effect on and after May 1, 1991, such payment shall be made in cash and on a non-deferral basis.

  (g) Vesting. The interest of each Participant in any fees paid in the form
      --------
of Deferred Stock (and any deferral account relating thereto) shall be at all times fully vested and non-forfeitable.

  8. ADJUSTMENT PROVISIONS. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend having a value in excess of 150% of the quarterly dividends paid during the preceding 12-month period, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board of Directors or Executive Committee to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust
(i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan, (ii) the number or kind of shares of Stock to be subject to each automatic grant of Options under Section 6, (iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, and/or the exercise price per share thereof (provided that no fractional shares will be issued upon exercise of any Option), and (iv) the number or kind of shares of Stock to be delivered upon settlement of Deferred Stock under Section 7. The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to maintain the proportionate interest of a Participant under the Plan and to preserve, without exceeding, the value of outstanding Options and potential grants of Options. If at any date an insufficient number of shares are available for the automatic grant of Options or the deferral of fees in the form of Deferred Stock at that date, Options will first be automatically granted under Section 6 proportionately to Participants, to the extent shares are available, and then, if any shares remain available, fees shall be deferred in the form of Deferred Stock proportionately among Participants under Section 7, to the extent shares are available.

  9. CHANGES TO THE PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or pay fees in the form of Deferred Stock under the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such stockholder approval; provided, however, that, without the consent of an affected Participant, no such action may impair the rights of such Participant with respect to any previously granted Option or any previous deferral of fees in the form of Deferred Stock; and provided further, that any Plan provision that specifies the directors who may receive grants of Options, the amount and price of securities to be granted to such directors, and the timing of grants to such directors, or is otherwise a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.

  10. GENERAL PROVISIONS.

  (a) Consideration; Agreements. Options will be granted under the Plan in
      --------------------------
order to obtain for the Company the benefit of the services of Participants and, except for the payment of the exercise price of an Option, no other consideration shall be required in connection with Options. The consideration for Stock issued or delivered in settlement of Deferred Stock will be the director's or advisory board director's services during the period to which the fees paid in the form of Deferred Stock related. Grants of Options will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board of Directors or Executive Committee may from time to time approve.

  (b) Compliance with Laws and Obligations. The Company will not be obligated
      -------------------------------------
to issue or deliver Stock in connection with any Option, or in settlement of Deferred Stock in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

  (c) Limitations on Transferability. Options, Deferred Stock, and any other
      -------------------------------
right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferred by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death), and will be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that Options, Deferred Stock, and such other rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Option or Deferred Stock, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission. Options, Deferred Stock, and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

  (d) Compliance with Rule 16b-3. It is the intent of the Company that this
      ---------------------------
Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options or deferral of fees in the form of Deferred Stock. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction by a Participant, or would cause any Participant to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant. In addition, the Board of Directors and Executive Committee shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder, to make any adjustment under Section 8, or take other action if and to the extent such authority would cause such transactions by a Participant not to be exempt, or would cause a Participant no longer to be deemed a "disinterested person" under Rule 16b-3 under the Exchange Act.

  (e) Continued Service as an Employee. If a Participant ceases serving as a
      ---------------------------------
director or an advisory board director and, immediately thereafter, is employed by the Company or any subsidiary, then, solely for purposes of Sections 6(b) and (c) of the Plan, such Participant will not be deemed to have ceased service as a director or an advisory board director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director or an advisory board director; provided, however, that such former director or an advisory board director will not be eligible for additional grants of Options or deferral of fees in the form of Deferred Stock under the Plan.

  (f) No Right to Continue as a Director. Nothing contained in the Plan or any
      -----------------------------------
agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company or the Bank or as an advisory board director of the Bank.

  (g) No Stockholder Rights Conferred. Nothing contained in the Plan or any
      --------------------------------
agreement hereunder will confer upon any Participant any rights of a stockholder of the Company unless and until shares of Stock are in fact issued or transferred to such Participant upon the valid exercise of an Option or in accordance with Section 7.

  (h) Governing Law. The validity, construction, and effect of the Plan and
      --------------
any agreement hereunder will be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

  11. STOCKHOLDER APPROVAL, EFFECTIVE DATE, AND PLAN TERMINATION. The Plan will be effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders, provided that such approval is obtained not later than the final adjournment of the first annual meeting of stockholders of the Company held after the date the Board of Directors adopted the Plan. Unless earlier terminated by action of the Board of Directors or Executive Committee, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Options or Deferred Stock under the Plan.

  As recommended by the Corporate Governance Committee and adopted by the Board of Directors on October 16, 1995.

                                                                           PROXY

                          DAUPHIN DEPOSIT CORPORATION

                         Annual Meeting April 15, 1996

The undersigned hereby appoints F. Richard Cook, Larry A. Hartman and Linda R. Schroeder, or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all stock of the undersigned at the Annual Meeting of Shareholders of Dauphin Deposit Corporation, to be held at the Harrisburg Hilton and Towers, One North Second Street, Harrisburg, Pennsylvania, on Monday, April 15, 1996 at 9:00 a.m., and at all adjournments thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION AS DIRECTORS OF THE 19 NOMINEES NAMED ON THE REVERSE SIDE, FOR APPROVAL OF AN AMENDMENT TO THE CORPORATION EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE PLAN, FOR APPROVAL OF THE CORPORATION 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN, AND UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES HEREIN.


 (Please mark, sign, date and return this proxy in the enclosed postage paid envelope)

1. ELECTION OF DIRECTORS

    FOR
all nominees listed (except as marked to the contrary)       [_]

WITHHOLD AUTHORITY
to vote for all nominees listed                               [_]

J. Edward Beck, Jr., John R. Buchart, Robert L. Fryer, Jr., James O. Green, Derek C. Hathaway, Alfred G. Hemmerich, Lee H. Javitch, Christopher R. Jennings, Richard E. Jordan, II, William J. King, William T. Kirchhoff, Lawrence J. LaMaina, Jr., Andrew Maier, II, Robert F. Nation, Elmer E. Naugle, Walter F. Raab, Jean D. Seibert, R. Champlin Sheridan, Jr. and L. Andrew Zauener

(Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name in the list above.)


2. TO APPROVE AN AMENDMENT TO THE CORPORATION EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE PLAN BY 1,660,000 SHARES.


    FOR              AGAINST              ABSTAIN
    [_]                [_]                  [_]


3. TO APPROVE THE CORPORATION 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN.

    FOR              AGAINST              ABSTAIN
    [_]                [_]                  [_]

4. IN THE DISCRETION OF THE PERSONS NAMED IN THIS PROXY, TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


The undersigned acknowledges receipt of notice of the aforesaid Annual Meeting of Shareholders.

DATED______________________________________________, 1996

____________________________________________________(SEAL)

____________________________________________________(SEAL)

Note: The signature(s) on this Proxy must correspond with the name(s) as written upon the face of the share certificate. Executors, administrators, trustees, guardians, and other fiduciaries please so indicate when signing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DAUPHIN DEPOSIT CORPORATION.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"